CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 12, 2016 relating to December 31, 2015 and 2014 financial statements of iMedical Innovations Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

 /s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practise public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Canada

April 22, 2016